EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2006, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Century Casinos, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Century Casinos, Inc. on Form S-8 (File No. 333-13801, effective October 9, 1996).

/s/ GRANT THORNTON LLP

Grant Thornton LLP
Denver, Colorado
March 3, 2006